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                                                                   EXHIBIT T3E-1



LATHAM & WATKINS LLP
     Michael S. Lurey (State Bar #048235)
     Robert A. Klyman (State Bar #142723)
     Eric D. Brown (State Bar #211512)
633 West Fifth Street, Suite 4000
Los Angeles, California  90071-2007
Counsel for Debtors and Debtors-in-Possession

                         UNITED STATES BANKRUPTCY COURT
                         SOUTHERN DISTRICT OF CALIFORNIA

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
In re                                                           Case Nos.: 03-03470-A11 through 03-03535-A11
                                                                (Jointly Administered)
LEAP WIRELESS INTERNATIONAL, INC., and CRICKET
COMMUNICATIONS, INC., et al.,                                   Chapter 11

                  Debtors.                                      NOTICE OF (I) APPROVAL OF DISCLOSURE
                                                                STATEMENT, (II) DEADLINE FOR VOTING ON
                                                                DEBTORS' PLAN OF REORGANIZATION, (III)
                                                                HEARING TO CONSIDER CONFIRMATION OF THE
                                                                PLAN, AND (IV) LAST DATE FOR FILING
                                                                OBJECTIONS TO CONFIRMATION OF THE PLAN

Fed. Tax Id. Nos. 33-0811062 and 33-0879924                                CONFIRMATION HEARING

                                                                Date:   September 29, 30,
                                                                        October 1, 2, 3, 7, 8, 2003
                                                                Time:   10:00 a.m.
                                                                Place:  Department 2

                                                                Judge:  Hon. Louise DeCarl Adler
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TO:      ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN LEAP WIRELESS
         INTERNATIONAL, INC., AND CRICKET COMMUNICATIONS, INC., ET AL.

         PLEASE TAKE NOTICE THAT YOUR VOTE IS BEING SOLICITED IN CONNECTION WITH THE DEBTORS' FIFTH AMENDED JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003 (THE "PLAN"). YOU SHOULD CAREFULLY REVIEW THE MATERIAL SET FORTH IN THE DISCLOSURE STATEMENT ACCOMPANYING FIFTH AMENDED JOINT PLAN OF REORGANIZATION DATED AS OF JULY 30, 2003 (THE "DISCLOSURE STATEMENT") ENCLOSED HEREWITH (AND IN THE EXHIBITS ATTACHED THERETO) IN ORDER TO MAKE AN INDEPENDENT DETERMINATION AS TO WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST POSSIBLE RETURN TO HOLDERS OF CLAIMS AND INTERESTS AND URGE SUCH HOLDERS TO VOTE IN FAVOR OF THE PLAN. THE INFORMAL VENDOR DEBT COMMITTEE URGES HOLDERS OF OLD VENDOR DEBT TO READ THE DISCLOSURE STATEMENT AND VOTE IN FAVOR OF THE PLAN. THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS URGES HOLDERS OF LEAP GENERAL UNSECURED CLAIMS TO READ THE DISCLOSURE STATEMENT AND VOTE IN FAVOR OF THE PLAN.

                        APPROVAL OF DISCLOSURE STATEMENT

         PLEASE TAKE FURTHER NOTICE that, by Order dated July 31, 2003, the United States Bankruptcy Court for the Southern District of California (the "Bankruptcy Court") approved the Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

                         DEADLINE FOR VOTING ON THE PLAN

         PLEASE TAKE FURTHER NOTICE that, by Order dated July 31, 2003, the Bankruptcy Court established SEPTEMBER 8, 2003 AT 4:00 P.M. Pacific Standard Time (the "Voting Deadline") as the deadline by which ballots accepting or rejecting the

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Plan must be received. To be counted, your ballot (which is enclosed herewith)
must actually be received on or before the Voting Deadline by:

                  If by U.S. Mail:

                           Poorman-Douglas Corporation
                           P.O. Box 4390
                           Portland, Oregon 97208-4390
                           Tel: (800) 517-7475
                           Attn: Leap Wireless International, Inc., Cricket
                                 Communications Inc. and Affiliated Entities
                                 Claims Agent

                  If by Overnight or Hand Delivery:

                           Poorman-Douglas Corporation
                           10300 SW Allen Boulevard
                           Beaverton, Oregon  97005
                           Tel: (800) 517-7475
                           Attn: Leap Wireless International, Inc., Cricket
                                 Communications Inc. and Affiliated Entities
                                 Claims Agent

Ballots received after the Voting Deadline will not be counted.

                              CONFIRMATION HEARING

         PLEASE TAKE FURTHER NOTICE that on SEPTEMBER 29, 2003 THROUGH OCTOBER 3, 2003 AND OCTOBER 7, 2003 THROUGH OCTOBER 8, 2003 AT 10:00 A.M. PACIFIC STANDARD TIME EACH DAY, or as soon thereafter as counsel may be heard, a hearing will commence before the Honorable Louise DeCarl Adler, United States Bankruptcy Judge, in Department 2, located at United States Bankruptcy Court for the Southern District of California, U.S. Courthouse, 325 West "F" Street, San Diego, California 92101 to consider confirmation of the Plan, as the same may be further amended or modified, the valuation of the Debtors, and for such other and further relief as may be just (the "Confirmation Hearing").

         PLEASE TAKE FURTHER NOTICE that the Confirmation Hearing may be adjourned from time to time without further notice to creditors or other parties in interest, other than by an announcement of such an adjournment in open court at the Confirmation Hearing or any adjournment thereof. Additionally, the Plan may be modified in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and other applicable law, without further notice, prior to or as a result of the Confirmation Hearing.

               DEADLINE FOR OBJECTIONS TO CONFIRMATION OF THE PLAN

         PLEASE TAKE FURTHER NOTICE that objections, if any, to the confirmation of the Plan, including any supporting memoranda, must be in writing, be filed with the Clerk of the United States Bankruptcy Court for the Southern District of California, U.S. Courthouse, 325 West "F" Street, San Diego, California 92101 together with proof of service, and shall (a) state the name and address of the objecting party and the amount of its claim or the nature of its interest in the Debtors' Chapter 11 Cases, (b) state with particularity the provision or provisions of the Plan objected to and for any objection asserted, the legal and factual basis for such objection, and (c) be served upon (i) counsel to the Debtors, Robert Klyman, Esq., Latham & Watkins LLP, 633 West Fifth Street, Los Angeles, California 90071-2007; (ii) counsel to the Informal Vendor Debt Committee, Paul Silverstein, Esq., Andrews & Kurth LLP, 805 Third Avenue, New York, NY 10022; (iii) counsel to the Leap Official Committee of Unsecured Creditors, Robert T. Schmidt, Esq., Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue New York, New York 10022; and (iv) the Office of the United States Trustee, Tiffany Carroll, Office of the U.S. Trustee, 402 W. Broadway, Suite 600, San Diego, CA 92101-8511 by hand or in a manner as will cause such objection to be received by all such parties on or before 4:00 P.M. PACIFIC STANDARD TIME, ON SEPTEMBER 8, 2003. Any objection not filed and served as set forth above will be deemed waived and will not be considered by the Court.

         If you would like a copy of the Plan, the Disclosure Statement, the Order approving the Disclosure Statement or a Ballot, please contact the Debtors' counsel in writing or log on to the Debtors' website, www.leapreorganization.com.

Dated: August 7, 2003           LATHAM & WATKINS LLP

                                By             /s/
                                   -----------------------------
                                   Robert A. Klyman
                                   Counsel for Debtors and Debtors-in-Possession